                                                                    EXHIBIT 12.1

               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------

                                                           Year ended December 31,                             3 months to March 31,
                                       ---------------------------------------------------------------    --------------------------
                                          1993         1994         1995         1996         1997              1997          1998
                                       ---------------------------------------------------------------    --------------------------

Interest portion of rental expense (1)         678          900          752        1,266        1,366            341           374
                                       ---------------------------------------------------------------    --------------------------
Amortisation of deferred debt issuance
 costs                                                                   118          438          503            121           156
                                       ---------------------------------------------------------------    --------------------------
Interest on indebtedness                                    221        9,411       10,750       12,710          3,186         3,922
                                       ---------------------------------------------------------------    --------------------------
                                               678        1,121       10,281       12,454       14,579          3,648         4,452
                                       ===============================================================    ==========================
Earnings before tax, discontinued           81,869       50,737       62,433       82,668       91,049         23,482        30,052
 operations and minority interests
                                       ---------------------------------------------------------------    --------------------------
Fixed Charges                                  678        1,121       10,281       12,454       14,579          3,648         4,452
                                       ---------------------------------------------------------------    --------------------------
Earnings from continuing operations         82,547       51,858       72,714       95,122      105,628         27,130        34,504
 before income taxes and fixed charges
                                       ===============================================================    ==========================
Ratio of earnings to fixed charges         N/M          N/M             7.07         7.64         7.25           7.44          7.75

(1) Represents 1/3 of rental expense which the Company's management believes to be representative of the interest portion.